UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

In accordance with General Instruction B.2. of Form 8-K, all of the information furnished in Items 2.02 and 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.02 -    Results of Operations and Financial Condition
On February 26, 2015, the Company issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter and year ended December 31, 2014 and proved reserves as of December 31, 2014.

Item 7.01 -    Regulation FD Disclosure
The news release issued by the Company on February 26, 2015 included estimates for planned expenditures for exploration and development activities for fiscal 2015. The Company hereby incorporates by reference into this Item 7.01 of Form 8-K the portion of the news release attached as Exhibit 99.1 related to these estimated expenditures. This information was furnished to update public disclosure of the Company's plans for exploration and development expenditures for 2015. The Company cautions users of this information that the estimates provided in this Exhibit 99.1 are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates. The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

Item 9.01 -    Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 2.02 and 7.01 of this report.

Exhibit Number	Description

99.1	News release dated February 26, 2015 by Clayton Williams Energy, Inc. announcing financial results for fourth quarter and year ended December 31, 2014 and proved reserves as of December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	February 26, 2015	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and Chief
Operating Officer

Date:	February 26, 2015	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer